GreenLight Biosciences Announces Third Quarter 2022 Financial Results and Highlights Recent Company Progress

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Working toward clinical trial initiation for COVID vaccine candidate in 2023
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Shingles vaccine candidate selection planned for 2023 in partnership with Serum Institute of India
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Calantha™, Colorado potato beetle solution, commercial launch planned for 2023, subject to regulatory approval
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Honeybee solution EPA submission planned for 2023
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Strategic realignment focused on near-term value drivers.

BOSTON, November 9, 2022—GreenLight Biosciences Holdings, PBC (Nasdaq:GRNA), a public benefit corporation striving to bring effective and safe solutions to make food clean and affordable for everyone and dedicated to developing health solutions for every person on our planet, today reported operational highlights and financial results for the third quarter ended September 30, 2022.

“We continue to make progress against our key goals, which include obtaining proof-of-concept for our mRNA platform in human health and progressing late-stage plant health programs toward commercialization. This quarter we carried out a strategic realignment to better optimize our R&D efforts and prioritize our nearer-term value drivers. These efficiencies, combined with our August financing, will help us navigate today’s challenging market conditions,” said Andrey Zarur, CEO of GreenLight. “In 2023, pending EPA approval, we anticipate bringing Calantha™, the first-ever foliar-applied RNA solution for crop protection, to market and submitting a regulatory application for our honeybee solution. In addition, we are pursuing potential opportunities to enable us to initiate clinical trials for our COVID-19 vaccine candidate and continuing to work with Serum Institute of India (SII) on identifying and developing a shingles vaccine candidate.”

Third Quarter 2022 and Recent Operational Highlights:

CORPORATE UPDATE:

In October 2022, GreenLight announced a strategic realignment to preserve resources and extend the Company’s cash runway by focusing operational expenses on advanced-stage programs and those with near-term value drivers. Reflective of this shift, GreenLight implemented a 25% reduction in workforce with cost optimizations expected to generate savings of approximately $13 million in direct employee costs in 2023 with expected additional savings from other direct and indirect cost areas.

HUMAN HEALTH PORTFOLIO:

GreenLight is applying its mRNA platform technology and scalable production capabilities to rapidly develop cost-effective vaccine and therapeutic candidates for diseases prevalent in underserved and emerging markets. Beyond independent efforts, GreenLight has numerous research collaborations in place to support this work, including with Serum Institute of India (SII), National Institutes of Health (NIH), the Bill and Melinda Gates Foundation, and others.

COVID-19: GreenLight is designing mRNA vaccines for COVID-19, leveraging its platform-manufacturing advantages to produce more broadly accessible vaccines.

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GreenLight has completed preclinical testing for GLB-CoV-2-043, its vaccine product candidate targeting the original “Wuhan” strain of the COVID-19 virus.
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Upon feedback from the South Africa Health Products Regulatory Authority (SAHPRA), GreenLight decided not to amend or resubmit its clinical trial application with SAHPRA in favor of identifying other countries in which to begin clinical trials and whether to do so in combination with an Investigational New Drug (IND) application to the U.S. Food and Drug Administration (FDA).
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Subject to our ability to identify a viable country and obtain applicable regulatory approvals, we are continuing to work toward initiating a Phase I/II clinical trial by the first half of 2023. This will evaluate our COVID-19 vaccine candidate, GLB-CoV-2-043 as a single-vaccination booster.
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GreenLight also continues to work with the Vaccine Research Center (VRC), part of the National Institute of Allergy and Infectious Diseases (NIAID) at NIH, to co-design and test COVID-19 vaccines with the goal of developing vaccines that are more broadly protective against new variants and confer longer-lasting effects than current vaccines.

Shingles: GreenLight is designing an mRNA vaccine for shingles as part of its partnership with SII, which also includes up to two potential additional vaccine or therapeutic targets.

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GreenLight is designing antigens and conducting preclinical research on a potential shingles vaccine candidate and currently anticipates nominating a development candidate for shingles in 2023.
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SII is responsible for subsequent clinical and manufacturing development, as well as regulatory and commercial activities in the licensed regions.

PLANT HEALTH PORTFOLIO:

GreenLight is advancing double-stranded RNA (dsRNA) solutions for agricultural applications, including crop protection, designed to control pests and address resistance and residues of chemical alternatives, impacting food security and climate change. The Company has seven agricultural solutions in active development, with an estimated total addressable market of $6 billion in 2026.

Calantha: a foliar-applied dsRNA pesticide to protect against the Colorado potato beetle, which causes hundreds of millions of dollars in damage every year and has developed resistance to many currently available chemical products.

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GreenLight submitted an application to register this product candidate with the U.S. Environmental Protection Agency (EPA) and subject to regulatory approval in the first half of 2023, GreenLight is planning to launch this product commercially in the following growing season.

Honeybee solution: a topical RNA solution that targets the Varroa destructor mite, which threatens the role of honeybees in pollinating more than 100 crops annually worth an estimated $18 billion.

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In preparation for submission to the EPA, GreenLight conducted and completed a Tier 2 toxicity study to enable it to better satisfy the data requirements needed under EPA guidance and expects to submit an application for regulatory approval in 2023.

Additional plant and animal health programs:

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Confirmatory field trials, at our Seville, Spain, facility and other locations, continue for the Botrytis, Diamondback Moth, and Powdery Mildew programs through 2022.
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In October 2022, GreenLight and Queensland University of Technology (QUT) announced a partnership using an RNA-based solution to tackle destructive Fall armyworm, which causes more than US$2 billion in annual global crop loss.

Third Quarter 2022 Financial Results

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Cash Position: Cash, cash equivalents, and marketable securities were $98.4 million as of September 30, 2022, compared to $31.4 million as of December 31, 2021. The increase was primarily driven by proceeds received from the close of the business combination and concurrent PIPE financing in February as well as the August PIPE financing. This increase was offset in part by cash used to fund operations of approximately $112.1 million since the start of the year.
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Collaboration Revenue: Collaboration revenue was $1.7 million during the third quarter of 2022, compared to none during the third quarter of 2021. This revenue was primarily related to the delivery of intellectual property and research services, including manufacturing technology transfer.
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R&D Expenses: Research and development expenses increased by $7.2 million to $29.9 million during the third quarter of 2022, compared to $22.7 million during the third quarter of 2021. This increase was primarily related to increased program costs related to R&D materials and service fees supporting the commercial-scale engineering run, pre-clinical trial activities, and personnel expenses, as well as facilities costs such as rent and depreciation expenses.
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G&A Expenses: General and administrative expenses increased by $2.9 million to $8.0 million during the third quarter of 2022, compared to $5.1 million during the third quarter of 2021. This increase was primarily related to an increased level of support required for the growth of the research teams and public company requirements.

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Net Loss: The Company’s net loss was $38.2 million for the third quarter of 2022, compared to $29.2 million during the third quarter of 2021.

Financial Guidance:

The Company estimates that its cash and equivalents of $98.4 million as of September 30, 2022 will be sufficient to fund planned operating expenses and capital expenditures, through the second quarter of 2023. Alongside recent measures, including a corporate realignment and portfolio prioritization, the Company continues to evaluate a range of opportunities to extend cash runway, including management of program spending, platform licensing collaborations, and potential financing activities.

About GreenLight:

Founded in 2008, GreenLight aims to address some of the world’s biggest problems by delivering on the full potential of RNA for human health and agriculture. In human health, this includes messenger RNA vaccines and therapeutics. In agriculture, this includes RNA to protect honeybees and a range of crops. The company’s breakthrough cell-free RNA platform, which is protected by numerous patents, allows for cost-effective production of RNA. GreenLight’s human health product candidates are in the pre-clinical stage, and its product candidates for the agriculture market are in the early stages of development or regulatory review. GreenLight is a public benefit corporation that trades under the ticker GRNA on Nasdaq. For more information, including our latest investor presentation and other materials, please visit https://www.greenlightbiosciences.com/.

Availability of Other Information About GreenLight Biosciences

Investors and others should note that we communicate with our investors and the public using our website (www.greenlightbiosciences.com), the investor relations website (https://investors.greenlightbio.com/), and on social media (Twitter and LinkedIn), including but not limited to investor presentations and investor fact sheets, U.S. Securities and Exchange Commission filings, press releases, public conference calls and webcasts. The information that GreenLight posts on these channels and websites could be deemed to be material information. As a result, GreenLight encourages investors, the media, and others interested in GreenLight to review the information that is posted on these channels, including the investor relations website, on a regular basis. This list of channels may be updated from time to time on GreenLight’s investor relations website and may include additional social media channels. The contents of GreenLight’s website or these channels, or any other website that may be accessed from its website or these channels, shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Forward Looking Statements

Certain statements in this press release may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, including those relating to the success, cost and timing of our research and development activities in our plant and human health programs, the acceptance of RNA-based technologies by regulators and the public, our ability to raise and productively deploy capital and the rate at which we can successfully bring products to market, our projected cash runway and our ability to obtain funding for our operations when needed. Forward-looking statements include statements relating to our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K filed with the SEC, as well as discussions of potential risks, uncertainties, and other important factors included in our Quarterly Reports on Form 10-Q, periodic filings on Form 8-K, and any of our future filings with the SEC. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Some of these risks and uncertainties may in the future be amplified by current macroeconomic conditions and the ongoing COVID-19 pandemic and there may be additional risks that we consider immaterial, or which are unknown. It is not possible to predict or identify all such risks. Our forward-looking statements only speak as of the date they are made, and we do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. For additional information on GreenLight and potential risks associated with investing, please see our public filings at

https://investors.greenlightbio.com/financial-information/sec-filings.

Contacts:

Media Contact:

Thomas Crampton
SVP Corporate Affairs
GreenLight Biosciences
press@greenlightbio.com

Investor Contact:

Ingrid Fung
Director, Enterprise Operations and Strategy & Head of Investor Relations
GreenLight Biosciences
investors@greenlightbio.com

GREENLIGHT BIOSCIENCES HOLDINGS, PBC

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GREENLIGHT BIOSCIENCES HOLDINGS, PBC

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